NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 29, 2014	David D. Brown
(276) 326-9000

First Community Bancshares, Inc. Announces First Quarter 2014 Results

Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) (the “Company”) today reported net income for the quarter ended March 31, 2014, of $5.73 million. Net income available to common shareholders totaled $5.50 million, or $0.29 per diluted common share, for the quarter ended March 31, 2014. Core earnings for the quarter ended March 31, 2014, totaled $5.86 million.

First Quarter 2014 Highlights –

•	The non-covered loan portfolio increased $29.66 million compared to year-end 2013 and $94.46 million compared to the first quarter of 2013. The increase is primarily attributed to new commercial real estate volume in Southern West Virginia and Central North Carolina. This marks the fourth consecutive quarter non-covered loan growth has exceeded covered loan declines.
•	Annualized growth in the non-covered loan portfolio was 7.71% during the quarter.
•	Non-covered delinquent loans as a percentage of total non-covered loans experienced a significant decrease of 104 basis points, or 36.78%, to 1.79% compared to the first quarter of 2013. The decrease is attributed to declines in both past due and nonaccrual loans.
•	The Company repurchased 131,500 shares during the quarter.
•	The Company significantly exceeds regulatory “well capitalized” targets as of March 31, 2014, with a total risk-based capital ratio of 16.3%, a Tier 1 risk-based capital ratio of 15.0%, and a Tier 1 leverage ratio of 10.1%.

Net Interest Income

Net interest income decreased $1.34 million, or 5.72%, to $22.03 million for the first quarter of 2014 compared with the same quarter of 2013. The tax equivalent net interest margin decreased 5 basis points to 4.10% for the first quarter of 2014 compared with 4.15% for the same quarter of 2013. Total interest income decreased $1.92 million, or 6.86%, to $26.08 million for the first quarter of 2014 compared with the same quarter of 2013. The tax equivalent yield on loans decreased 52 basis points to 5.40% while the average loan balance increased $11.61 million, or 0.68%, to $1.72 billion for the first quarter of 2014 compared with the same quarter of 2013.

Loan interest accretion stemming from the Peoples and Waccamaw acquisitions totaled $3.12 million, of which $600 thousand was received in cash, for the first quarter of 2014 compared to $3.84 million, of which $1.78 million was received in cash, for the same quarter of 2013. The normalized net interest margin for the first quarters of 2014 and 2013, which excludes non-cash loan interest accretion, was 3.64% and 3.80%, respectively. The normalized yield on loans for the first quarters of 2014 and 2013 was 4.81% and 5.43%, respectively.

Total interest expense decreased $584 thousand, or 12.58%, to $4.06 million for the first quarter of 2014 compared with the same quarter of 2013. Deposit costs decreased $474 thousand, or 20.07%, to $1.89 million for the first quarter of 2014 compared with the same quarter of 2013, reflecting a 10 basis point decrease in the average rate paid on interest-bearing deposits. Borrowing costs decreased $110 thousand, or 4.82%, to $2.17 million for the first quarter of 2014 compared with the same quarter of 2013. The average rate paid on interest-bearing liabilities decreased 8 basis points to 0.87% for the first quarter of 2014 compared with the same quarter of 2013. The average balance of interest-bearing liabilities decreased $83.54 million, or 4.21%, to $1.90 billion for the first quarter of 2014 compared with the same quarter of 2013, which included a $61.20 million decrease in average interest-bearing deposits and a $22.34 million decrease in average total borrowings.

1

Noninterest Income

Noninterest income decreased $627 thousand, or 7.98%, to $7.23 million for the first quarter of 2014 compared with the same quarter of 2013, which was largely due to a decrease in other operating income offset by increases in wealth management income and insurance commissions. Other operating income decreased $1.04 million, or 57.40%, for the first quarter of 2014 compared with the same quarter of 2013. The decrease in other operating income included a $301 thousand decrease in secondary market income, a $296 thousand decrease in income from bank owned life insurance policies, and a $392 thousand decrease in gains recognized in 2013 from debt prepayments. Wealth management revenues increased $162 thousand, or 19.15%, for the first quarter of 2014 compared with the same quarter of 2013. The Trust and Wealth Management Divisions reported $697 million in combined assets under management as of March 31, 2014. Insurance commissions increased $298 thousand, or 17.89%, for the first quarter of 2014 compared with the same quarter of 2013. Net amortization expense relating to the FDIC indemnification asset decreased $405 thousand, or 26.32%, during the first quarter of 2014, compared to the same quarter of 2013 as a result of less accretion on non-impaired acquired loans. The Company incurred other-than-temporary impairment charges of $264 thousand during the first quarter of 2014 related to a non-Agency mortgage-backed security and certain equity securities. Service charges on deposits and other service charges and fees experienced a slight decrease of $113 thousand, or 2.28%, for the first quarter of 2014 compared with the same quarter of 2013. The Company realized a $45 thousand net gain on the sale of securities for the first quarter of 2014, which was a decrease of $72 thousand compared to the same quarter of 2013.

Noninterest Expense

Noninterest expense decreased $364 thousand, or 1.86%, to $19.18 million for the first quarter of 2014 compared with the same quarter of 2013. Salaries and employee benefits decreased $205 thousand, or 2.03%, to $9.91 million for the first quarter of 2014 compared with the same quarter of 2013. The decrease in salaries and employee benefits included a $210 thousand decrease in medical expense coupled with a reduction of 40 full-time equivalent employees. Occupancy, furniture, and equipment expense decreased $226 thousand, or 7.07%, to $2.97 million for the first quarter of 2014 compared with the same quarter of 2013. Other operating expense increased $158 thousand, or 2.85%, to $5.69 million for the first quarter of 2014 compared with the same quarter of 2013, which was primarily due to an increase in ATM processing expense. Other operating expense included a net loss on sales and expenses associated with other real estate owned of $857 thousand for the first quarter of 2014 compared to $625 thousand for the same quarter of 2013. The efficiency ratio for the first quarter of 2014 was 60.79% compared to 59.55% for the first quarter of 2013.

Allowance for Loan Losses and Asset Quality

The total allowance for loan losses was reduced to $23.80 million as of March 31, 2014, compared with $24.08 million as of December 31, 2013, and $24.85 million as of March 31, 2013. As of March 31, 2014, $23.22 million of the allowance was attributed to the legacy portfolio, $175 thousand was attributed to the acquired Peoples portfolio, and $399 thousand was attributed to the acquired Waccamaw portfolio. Non-covered loans and other real estate owned are those assets not covered by loss share agreements between the FDIC and the Bank in relation to the acquisition of Waccamaw. The allowance for loan losses, excluding purchased credit impaired (“PCI”) loans, as a percentage of non-covered loans was 1.48% as of March 31, 2014, compared with 1.50% as of December 31, 2013, and 1.66% as of March 31, 2013. Activity in the allowance in the first quarter of 2014 included a $651 thousand, or 57.01%, increase in the provision for loan losses charged to operations compared with the same period of the prior year. Allowance activity in the first quarter also included a net recovery of previous impairments recorded through the FDIC indemnification asset of $203 thousand due to better than expected performance in the Waccamaw PCI loan portfolio. Net charge-offs increased $114 thousand, or 6.50%, in the first quarter of 2014 compared with the fourth quarter of 2013 and decreased $193 thousand, or 9.36%, compared with the first quarter of 2013. The ratio of annualized net charge-offs to average non-covered loans improved to 0.48% for the first quarter of 2014, which represents a decrease of 8 basis points compared with 0.56% for the first quarter of 2013.

Asset quality in the non-covered portfolio continues to improve as non-covered delinquent loans, which are comprised of loans 30 days or more past due and nonaccrual loans, as a percentage of total non-covered loans showed a significant decrease to 1.79% as of March 31, 2014, compared to 2.83% for the same period of the prior year. Non-covered nonaccrual loans totaled $20.91 million as of March 31, 2014, compared to $19.16 million as of December 31, 2013, and $30.08 million as of March 31, 2013. At quarter end, the Company’s non-covered nonperforming loans as a percentage of total non-covered loans were 1.43% and non-covered nonperforming assets as a percentage of total non-covered assets were 1.16%.

Total nonperforming assets, including covered and non-covered loan portfolios, consisted of $22.17 million in nonaccrual loans, $109 thousand in accruing loans past due 90 days or more, $1.78 million in unseasoned, accruing troubled debt restructurings, and $14.63 million in other real estate owned as of March 31, 2014. In comparison, total nonperforming assets consisted of $22.51 million in nonaccrual loans, $86 thousand in accruing loans past due 90 days or more, $1.31 million in unseasoned, accruing troubled debt restructurings, and $14.86 million in other real estate owned as of December 31, 2013. In addition, total non-covered nonperforming assets increased $817 thousand, or 2.94%, and total covered nonperforming assets decreased $905 thousand, or 8.24%, as of March 31, 2014, compared to December 31, 2013.

2

Balance Sheet and Capital

Consolidated assets totaled $2.61 billion as of March 31, 2014, an increase of $7.83 million, or 0.30%, compared with $2.60 billion as of December 31, 2013. The change in consolidated assets was driven by a $22.44 million increase in cash and cash equivalents and a $29.66 million increase in the non-covered loan portfolio, offset by a $35.96 million decrease in available-for-sale securities and an $8.51 million decrease in the covered loan portfolio. Consolidated liabilities totaled $2.28 billion as of March 31, 2014, an increase of $2.53 million, or 0.11%, compared with $2.27 billion as of December 31, 2013. The change in consolidated liabilities was driven by a $23.95 million increase in deposits offset by a $16.00 million decrease in federal funds purchased and a $5.97 million decrease in other borrowings.

During the first quarter of 2014, the Company began purchasing medium-term bonds in the held-to-maturity category. It is expected that this portfolio will continue to grow consistently and will provide the funding necessary to extinguish certain wholesale borrowings as they come due.

Total stockholders’ equity increased to $333.91 million as of March 31, 2014, compared with $328.61 million as of December 31, 2013. Book value per as-converted common share increased to $17.18 as of March 31, 2014, compared with $16.79 as of December 31, 2013. Tangible book value per common share increased to $11.61 as of March 31, 2014, compared with $11.26 as of December 31, 2013. Additionally, the Company repurchased 131,500 common shares at a weighted average cost of $16.30 per share and paid a cash dividend of $0.12 per common share during the first quarter of 2014.

The Company significantly exceeds regulatory “well capitalized” targets as of March 31, 2014, with a total risk-based capital ratio of 16.3%, a Tier 1 risk-based capital ratio of 15.0%, and a Tier 1 leverage ratio of 10.1%.

Non-GAAP Financial Measures

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). This press release also refers to certain non-GAAP financial measures that the Company believes provide investors with important information, when used in conjunction with results presented in accordance with GAAP, regarding its operational performance.

Core earnings are a non-GAAP financial measure that excludes certain items from net income. Excluded items include gains, losses, and impairment losses on securities; goodwill and intangible impairment; amortization of intangibles; taxes; and other nonrecurring income and expense items. Management believes that core earnings provide the Company and investors a valuable tool to evaluate the Company’s financial results.

The efficiency ratio is a non-GAAP financial measure that is computed by dividing adjusted noninterest expense by the sum of tax equivalent net interest income and adjusted noninterest income. Management believes this measure provides investors with important information about the Company’s operating expense control and efficiency of operations. Management also believes this ratio focuses attention on the core operating performance of the Company over time and is highly useful in comparing period-to-period operating performance of core business operations. The efficiency ratio used by the Company may not be comparable to efficiency ratios reported by other financial institutions.

Tangible book value per common share is a non-GAAP financial measure that is defined as stockholders’ equity less goodwill and other intangibles, divided by as-converted common shares outstanding. Average tangible common equity is a non-GAAP financial measure that is defined as average stockholders’ equity less average goodwill, other intangibles, and the preferred liquidation preference.

3

About First Community Bancshares, Inc.

First Community Bancshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly-owned subsidiary First Community Bank. First Community Bank operated 68 banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee as of March 31, 2014. First Community Bank offers wealth management and investment services through its wholly-owned subsidiary First Community Wealth Management, a registered investment advisory firm, and the Bank’s Trust Division, which collectively managed $697 million in combined assets as of March 31, 2014. The Company provides insurance services through its wholly-owned subsidiary Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operated 9 insurance locations throughout Virginia, West Virginia, and North Carolina as of March 31, 2014. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol “FCBC”. The Company reported consolidated assets of $2.61 billion as of March 31, 2014. Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,
(Amounts in thousands, except share and per share data)	2014	2013
Interest income
Interest and fees on loans held for investment	$22,834	$24,844
Interest on securities -- taxable	2,097	1,886
Interest on securities -- nontaxable	1,122	1,208
Interest on deposits in banks	30	66
Total interest income	26,083	28,004
Interest expense
Interest on deposits	1,888	2,362
Interest on short-term borrowings	502	590
Interest on long-term borrowings	1,668	1,690
Total interest expense	4,058	4,642
Net interest income	22,025	23,362
Provision for loan losses	1,793	1,142
Net interest income after provision for loan losses	20,232	22,220
Noninterest income
Wealth management income	1,008	846
Service charges on deposit accounts	3,070	3,168
Other service charges and fees	1,771	1,786
Insurance commissions	1,964	1,666
Net impairment losses recognized in earnings	(264)	-
Net gain on sale of securities	45	117
Net FDIC indemnification asset amortization	(1,134)	(1,539)
Other operating income	774	1,817
Total noninterest income	7,234	7,861
Noninterest expense
Salaries and employee benefits	9,905	10,110
Occupancy expense of bank premises	1,778	1,855
Furniture and equipment	1,194	1,343
Amortization of intangible assets	175	179
FDIC premiums and assessments	434	472
Merger related expense	-	49
Other operating expense	5,694	5,536
Total noninterest expense	19,180	19,544
Income before income taxes	8,286	10,537
Income tax expense	2,561	3,396
Net income	5,725	7,141
Dividends on preferred stock	228	258
Net income available to common shareholders	$5,497	$6,883

Basic earnings per common share	$0.30	$0.34
Diluted earnings per common share	0.29	0.34
Cash dividends per common share	0.12	0.12

Weighted average basic shares outstanding	18,423,123	20,032,694
Weighted average diluted shares outstanding	19,506,647	21,258,490

Return on average assets	0.86%	1.03%
Return on average common equity	7.02%	8.11%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY STATEMENTS OF INCOME (Unaudited)

	Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2014	2013	2013	2013	2013
Interest Income
Interest and fees on loans held for investment	$22,834	$24,053	$23,439	$24,264	$24,844
Interest on securities -- taxable	2,097	2,121	1,999	1,869	1,886
Interest on securities -- nontaxable	1,122	1,159	1,216	1,207	1,208
Interest on deposits in banks	30	31	42	72	66
Total interest income	26,083	27,364	26,696	27,412	28,004
Interest Expense
Interest on deposits	1,888	2,031	2,147	2,283	2,362
Interest on short-term borrowings	502	536	517	579	590
Interest on long-term borrowings	1,668	1,705	1,706	1,688	1,690
Total interest expense	4,058	4,272	4,370	4,550	4,642
Net interest income	22,025	23,092	22,326	22,862	23,362
Provision for loan losses	1,793	1,528	2,333	3,205	1,142
Net interest income after provision for loan losses	20,232	21,564	19,993	19,657	22,220
Noninterest Income
Wealth management income	1,008	732	863	971	846
Service charges on deposit accounts	3,070	3,493	3,582	3,315	3,168
Other service charges and fees	1,771	1,795	1,777	1,793	1,786
Insurance commissions	1,964	1,400	1,559	1,308	1,666
Net impairment losses recognized in earnings	(264)	(320)	-	-	-
Net gain (loss) on sale of securities	45	208	(39)	113	117
Net FDIC indemnification asset amortization	(1,134)	(1,307)	(1,089)	(1,662)	(1,539)
Other operating income	774	1,270	1,458	1,010	1,817
Total noninterest income	7,234	7,271	8,111	6,848	7,861
Noninterest Expense
Salaries and employee benefits	9,905	10,085	11,080	9,960	10,110
Occupancy expense of bank premises	1,778	1,683	1,700	1,795	1,855
Furniture and equipment	1,194	1,035	1,288	1,300	1,343
Amortization of intangible assets	175	184	183	183	179
FDIC premiums and assessments	434	316	460	469	472
Merger related expense	-	-	-	7	49
Other operating expense	5,694	7,772	5,442	4,819	5,536
Total noninterest expense	19,180	21,075	20,153	18,533	19,544
Income before income taxes	8,286	7,760	7,951	7,972	10,537
Income tax expense	2,561	2,436	2,539	2,537	3,396
Net income	5,725	5,324	5,412	5,435	7,141
Dividends on preferred stock	228	252	261	253	258
Net income available to common shareholders	$5,497	$5,072	$5,151	$5,182	$6,883

Basic earnings per common share	$0.30	$0.27	$0.26	$0.26	$0.34
Diluted earnings per common share	0.29	0.26	0.26	0.26	0.34
Cash dividends per common share	0.12	0.12	0.12	0.12	0.12

Weighted average basic shares outstanding	18,423,123	19,136,317	20,008,861	19,997,991	20,032,694
Weighted average diluted shares outstanding	19,506,647	20,233,737	21,123,788	21,205,078	21,258,490

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FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INCOME TO CORE EARNINGS (Unaudited)

	Three Months Ended
	March 31,
	2014	2013
(Amounts in thousands, except per share data)
Net income, GAAP	$5,725	$7,141
Non-GAAP adjustments:
Net impairment losses recognized in earnings	264	-
Net gain on sale of securities	(45)	(117)
Net gain on debt prepayment	-	(296)
Merger related expense	-	49
Other noncore, nonrecurring items	-	108
Total adjustments to core earnings	219	(256)
Tax effect	82	(96)
Core earnings, non-GAAP	$5,862	$6,981

Core return on average assets	0.92%	1.05%
Core return on average common equity	7.49%	8.23%
Core return on average tangible common equity	11.36%	12.03%
Core diluted earnings per common share	$0.30	$0.33

FIRST COMMUNITY BANCSHARES, INC.

EFFICIENCY RATIO CALCULATION (Unaudited)

	Three Months Ended
	March 31,
	2014	2013
(Amounts in thousands)
Noninterest expense, GAAP	$19,180	$19,544
Non-GAAP adjustments:
Merger related expense	-	(49)
OREO expense and net loss	(857)	(625)
Other noncore, nonrecurring items	-	(108)
Adjusted noninterest expense	18,323	18,762

Net interest income, GAAP	22,025	23,362
Noninterest income, GAAP	7,234	7,861
Non-GAAP adjustments:
Tax equivalency adjustment	663	695
Net impairment losses recognized in earnings	264	-
Net gain on sale of securities	(45)	(117)
Net gain on debt prepayment	-	(296)
Adjusted net interest and noninterest income	30,141	31,505

Non-GAAP efficiency ratio	60.79%	59.55%

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FIRST COMMUNITY BANCSHARES, INC.

CONDENSED QUARTERLY BALANCE SHEETS (Unaudited)

	As of the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
(Amounts in thousands)
Cash and due from banks	$45,879	$43,598	$47,982	$44,307	$41,467
Federal funds sold	22,352	1,817	33,374	22,876	110,544
Interest-bearing deposits in banks	10,771	11,152	11,219	14,936	15,030
Total cash and cash equivalents	79,002	56,567	92,575	82,119	167,041
Securities available-for-sale	483,864	519,820	545,676	550,158	537,507
Securities held-to-maturity	8,161	568	567	627	816
Loans held for sale	1,743	883	825	4,621	2,794
Loans held for investment, net of unearned income:
Covered under loss share agreements	143,170	151,682	163,425	184,076	195,060
Not covered under loss share agreements	1,588,694	1,559,039	1,533,272	1,507,422	1,494,232
Less allowance for loan losses	(23,798)	(24,077)	(24,665)	(23,122)	(24,850)
Loans, net	1,709,809	1,687,527	1,672,857	1,672,997	1,667,236
FDIC indemnification asset	32,510	34,691	37,102	40,389	43,921
Property, plant, and equipment, net	60,043	61,116	63,526	64,085	64,812
Other real estate owned:
Covered under loss share agreements	8,705	7,541	7,381	6,407	6,911
Not covered under loss share agreements	5,923	7,318	5,450	4,743	4,439
Interest receivable	6,259	7,521	7,336	8,010	8,166
Goodwill	105,455	105,455	104,892	104,892	104,689
Intangible assets	2,691	2,866	2,976	3,159	3,344
Other assets	107,924	111,524	112,313	113,149	111,409
Total assets	$2,610,346	$2,602,514	$2,652,651	$2,650,735	$2,720,291

Deposits:
Noninterest-bearing	$353,137	$339,680	$353,951	$349,972	$355,918
Interest-bearing	382,752	361,821	374,546	354,862	377,445
Savings	531,096	524,010	527,887	513,781	513,322
Time	707,704	725,231	740,181	770,081	800,812
Total deposits	1,974,689	1,950,742	1,996,565	1,988,696	2,047,497
Interest, taxes, and other liabilities	23,323	22,770	24,653	23,019	26,740
Federal funds purchased	-	16,000	-	-	-
Securities sold under agreements to repurchase	112,337	118,308	114,647	121,204	121,506
FHLB borrowings	150,000	150,000	150,000	150,000	150,000
Other borrowings	16,087	16,088	15,839	15,877	15,877
Total liabilities	2,276,436	2,273,908	2,301,704	2,298,796	2,361,620

Preferred stock	15,151	15,251	15,471	15,921	17,421
Common stock	20,500	20,493	20,478	20,447	20,343
Additional paid-in capital	215,827	215,663	215,671	215,139	213,855
Retained earnings	129,115	125,826	123,018	120,273	117,489
Treasury stock, at cost	(35,996)	(33,887)	(10,946)	(7,763)	(7,517)
Accumulated other comprehensive loss	(10,687)	(14,740)	(12,745)	(12,078)	(2,920)
Total stockholders' equity	333,910	328,606	350,947	351,939	358,671
Total liabilities and stockholders' equity	$2,610,346	$2,602,514	$2,652,651	$2,650,735	$2,720,291

Shares outstanding at period end	18,392,020	18,514,579	19,888,028	20,060,862	19,985,212
Book value per common share at period end(1)	$17.18	$16.79	$16.75	$16.63	$16.93
Tangible book value per common share at period end(2)	$11.61	$11.26	$11.60	$11.53	$11.83

(1)	Book value per common share is defined as stockholders' equity divided by as-converted common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders' equity less goodwill and other intangibles divided by as-converted common shares outstanding.

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FIRST COMMUNITY BANCSHARES, INC.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2014	2013	2013	2013	2013
Allowance for Loan Losses
Beginning balance	$24,077	$24,665	$23,122	$24,850	$25,770
Provision for loan losses charged to operations	1,793	1,528	2,333	3,205	1,142
(Recovery of) provision for loan losses recorded through the FDIC indemnification asset	(203)	(361)	812	-	-
Charge-offs	(2,216)	(2,807)	(1,955)	(5,006)	(2,759)
Recoveries	347	1,052	353	73	697
Net charge-offs	(1,869)	(1,755)	(1,602)	(4,933)	(2,062)
Ending balance	$23,798	$24,077	$24,665	$23,122	$24,850

Summary of Asset Quality
Non-covered nonperforming
Nonaccrual loans	$20,909	$19,161	$26,397	$29,125	$30,076
Accruing loans past due 90 days or more	-	-	-	-	-
Troubled debt restructurings ("TDRs")(1)	1,775	1,311	2,228	276	1,596
Total non-covered nonperforming loans	22,684	20,472	28,625	29,401	31,672
Other real estate owned ("OREO") not covered under FDIC loss share agreements	5,923	7,318	5,450	4,743	4,439
Total non-covered nonperforming assets	$28,607	$27,790	$34,075	$34,144	$36,111
Covered nonperforming
Nonaccrual loans	$1,261	$3,353	$3,579	$3,889	$4,567
Accruing loans past due 90 days or more	109	86	82	-	-
Total covered nonperforming loans	1,370	3,439	3,661	3,889	4,567
OREO covered under FDIC loss share agreements	8,705	7,541	7,381	6,407	6,911
Total covered nonperforming assets	10,075	10,980	11,042	10,296	11,478
Total nonperforming assets	$38,682	$38,770	$45,117	$44,440	$47,589

Performing TDRs(2)	$11,193	$10,900	$9,697	$10,927	$10,272
Total TDRs(3)	12,968	12,211	11,925	11,203	11,868

Asset Quality Ratios
Excluding covered assets
Nonperforming loans to total loans	1.43%	1.31%	1.87%	1.95%	2.12%
Nonperforming assets to total assets	1.16%	1.14%	1.37%	1.39%	1.43%
Non-PCI allowance for loan losses to nonperforming loans	102.74%	113.92%	82.52%	75.12%	78.46%
Non-PCI allowance to non-covered total loans	1.47%	1.50%	1.54%	1.47%	1.66%
Annualized net charge-offs to average loans	0.48%	0.45%	0.42%	1.31%	0.56%
Including covered assets
Nonperforming loans to total loans	1.39%	1.40%	1.90%	1.97%	2.15%
Nonperforming assets to total assets	1.48%	1.49%	1.70%	1.68%	1.75%
Nonperforming assets to total loans and other real estate owned	115.74%	145.60%	149.60%	160.70%	166.08%
Allowance for loan losses to nonperforming loans	98.94%	100.69%	76.40%	69.46%	68.57%
Allowance for loan losses to total loans	1.37%	1.41%	1.45%	1.37%	1.47%

(1)	Accruing TDRs restructured within the past six months or nonperforming
(2)	Accruing TDRs with six months or more of satisfactory payment performance
(3)	Accruing nonperforming and performing TDRs

9

FIRST COMMUNITY BANCSHARES, INC.

SELECTED FINANCIAL INFORMATION (Unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
Selected Ratios
Return on average assets	0.86%	0.77%	0.77%	0.78%	1.03%
Return on average common equity	7.02%	6.14%	6.06%	5.97%	8.11%
Core return on average assets, non-GAAP	0.92%	0.96%	0.92%	0.80%	1.05%
Core return on average common equity, non-GAAP	7.49%	7.69%	7.19%	6.19%	8.23%
Net interest margin	4.10%	4.15%	3.99%	4.07%	4.15%
Non-GAAP efficiency ratio quarter-to-date	60.79%	58.84%	60.35%	60.60%	59.55%
Non-GAAP efficiency ratio year-to-date	60.79%	59.82%	60.16%	60.07%	59.55%
Total equity to total assets	12.79%	12.63%	13.23%	13.28%	13.19%
Average earning assets to average assets	86.65%	86.60%	86.51%	86.72%	86.96%
Average loans to average deposits	88.05%	86.53%	85.13%	84.33%	84.98%

(Amounts in thousands)
Average Balances
Loans	$1,717,908	$1,705,790	$1,694,243	$1,692,248	$1,706,296
Investment securities	501,218	535,641	548,283	548,101	545,497
Earning assets	2,245,521	2,269,354	2,287,785	2,323,517	2,350,686
Total assets	2,591,540	2,620,543	2,644,632	2,679,295	2,703,029
Total deposits	1,951,027	1,971,358	1,990,163	2,006,626	2,007,840
Interest-bearing deposits	1,615,454	1,625,421	1,641,007	1,662,446	1,675,654
Borrowings	286,990	285,658	281,250	289,289	309,333
Interest-bearing liabilities	1,901,444	1,911,079	1,922,257	1,951,735	1,984,987
Stockholders' equity	332,605	342,912	352,993	365,217	361,549
Tax equivalent net interest income	22,688	23,754	23,017	23,555	24,057

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FIRST COMMUNITY BANCSHARES, INC.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2014			2013
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)	$1,717,908	$22,893	5.40%	$1,706,296	$24,888	5.92%
Securities available-for-sale	499,851	3,808	3.09%	544,681	3,728	2.78%
Securities held-to-maturity	1,367	15	4.45%	816	17	8.45%
Interest-bearing deposits	26,395	30	0.46%	98,893	66	0.27%
Total earning assets	2,245,521	26,746	4.83%	2,350,686	28,699	4.95%
Other assets	346,019			352,343
Total assets	$2,591,540			$2,703,029

Liabilities
Interest-bearing deposits
Demand deposits	$370,021	$54	0.06%	$353,677	$56	0.06%
Savings deposits	530,031	137	0.10%	505,917	155	0.12%
Time deposits	714,402	1,697	0.96%	816,060	2,151	1.07%
Total interest-bearing deposits	1,614,454	1,888	0.47%	1,675,654	2,362	0.57%
Borrowings
Federal funds purchased	3,547	3	0.34%	-	-	-
Retail repurchase agreements	67,356	26	0.16%	75,751	105	0.56%
Wholesale repurchase agreements	50,000	463	3.76%	57,645	475	3.34%
FHLB advances and other borrowings	166,087	1,678	4.10%	175,937	1,700	3.92%
Total borrowings	286,990	2,170	3.07%	309,333	2,280	2.99%
Total interest-bearing liabilities	1,901,444	4,058	0.87%	1,984,987	4,642	0.95%
Noninterest-bearing demand deposits	336,573			332,186
Other liabilities	20,918			24,307
Total liabilities	2,258,935			2,341,480
Stockholders' equity	332,605			361,549
Total liabilities and stockholders' equity	$2,591,540			$2,703,029
Net interest income, tax equivalent		$22,688			$24,057
Net interest rate spread(3)			3.96%			4.00%
Net interest margin(4)			4.10%			4.15%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

11

FIRST COMMUNITY BANCSHARES, INC.

RECONCILIATION OF GAAP NET INTEREST MARGIN TO NORMALIZED NET INTEREST MARGIN (Unaudited)

	Three Months Ended March 31,
	2014		2013
		Average Yield/		Average Yield/
(Amounts in thousands)	Interest(1)	Rate(1)	Interest(1)	Rate(1)
Earning assets
Loans(2)	$22,893	5.40%	$24,888	5.92%
Accretion income	3,122		3,842
Less: cash accretion income	600		1,782
Non-cash accretion income	2,522		2,060
Loans, excluding non-cash accretion income	20,371	4.81%	22,828	5.43%
Other earning assets	3,853	2.96%	3,811	2.40%
Total earning assets	24,224	4.38%	26,639	4.60%
Total interest-bearing liabilities	4,058	0.87%	4,642	0.95%
Net interest income, tax equivalent	$20,166		$21,997
Net interest rate spread(3)		3.51%		3.65%
Net interest margin(4)		3.64%		3.80%

(1)	Fully taxable equivalent at the rate of 35% ("FTE"). The FTE basis adjusts for the tax benefits of income on certain tax exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and nontaxable amounts.
(2)	Nonaccrual loans are included in average balances outstanding, but with no related interest income during the period of nonaccrual.
(3)	Represents the difference between the yield on earning assets and cost of funds.
(4)	Represents tax equivalent net interest income divided by average earning assets.

12